Exhibit 3.37

Commonwealth of Kentucky John Y. Brown III
Secretary of State	0574773.06 John Y. Brown III Secretary of State Received and Filed 12/22/03 12:54:06PM Fee Receipt: $40.00	Dcornish LAOO
Articles of Organization Limited Liability Company

For the purposes of forming a limited liability company in Kentucky pursuant to KRS Chapter 275, the undersigned organizer(s) hereby submit(s) the following Articles of Organization to the Secretary of State for filing:

Article I: The name of the limited liability company is Auto Dealers Exchange of Lexington, LLC

Article II: The street address of the limited liability company’s initial registered office in Kentucky is

Kentucky Home Life Building	Louisville	KY	40202
Street	City	State	Zip

and the name of the initial registered agent at that office is	CT Corporation System

Article III: The mailing address of the limited liability company’s initial principal office is

310 96th Street, Ste. 400	Indianapolis	IN	46240
Street or PO Box Number	City	State	Zip

Article IV: The limited liability company is to be managed by:

☐	a manager or managers. (must check one)

☐	its members(s)

Executed by the Organizer(s) on	12/12/03
Date

/s/ Karen C. Turner
Signature of Organizer

Karen C. Turner
Type or Print Name of Organizer

Signature of Organizer

Type or Print Name of Organizer

I, CT Corporation System, consent to serve as the registered agent on behalf of the company.
Type or Print Name of Organizer

Signature of Organizer

(See attached sheet for instructions)

ARTICLES OF MERGER

OF

ADESA LEXINGTON, INC.

INTO

AUTO DEALERS EXCHANGE OF LEXINGTON, LLC

Pursuant to the Kentucky Revised Statues, the undersigned business entities certify the following Articles of Merger adopted for the purpose of effecting a merger in accordance with the provisions of the Kentucky Business Corporation Act and the Kentucky Limited Liability Company Act (collectively, the “Acts”).

1. Surviving Company. The name, business address, type of entity and state of jurisdiction of the company that shall survive the merge is as follows:

Name and Address	Type of Entity	State

Auto Dealers Exchange of Lexington, LLC	Limited Liability Company	KY
310 E. 96th Street, Ste. 400
Indianapolis, IN 46240

2. Non-Surviving Corporation. The name, business address, type of entity and state of jurisdiction of the corporation that shall not survive the merge is as follows:

Name and Address	Type of Entity	State

ADESA Lexington, Inc.	Corporation	KY
310 E. 96th Street, Ste. 400
Indianapolis, IN 46240

3. The Plan of Merger.

a. The Plan of Merger, containing such information as required by the Acts, as set forth in Exhibit A (the “Plan of Merger”), which provides that ADESA Lexington, Inc. shall merge into Auto Dealers Exchange of Lexington, LLC, was authorized and approved by the sole-member of the Surviving Company and the sole-shareholder of the Non-Surviving Corporation.

b. An executed copy of the Plan of Merger is on file at the principal place of businesses of ADESA Lexington, Inc. and Auto Dealers Exchange of Lexington, LLC and a copy shall be furnished by such entities, on written request and without cost, to any shareholder of each corporation that is a party to the Plan of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

4. The Surviving Company Name. The name of the Surviving Company shall be amended as outlined by the Plan of Merger to the following:

“ADESA Lexington, LLC”.

5. Compliance.

a. The merger is permitted under the Acts and is not prohibited by the articles of organization of Surviving Company that is a party to the merger.

b. These Articles of Merger comply and were executed in accordance with the Acts.

6. Effective Date. The merger will become effective on January 1, 2004 at 12:01 a.m. in accordance with the Acts.

IN WITNESS WHEREOF, the parties hereto have executed these Articles of Merger as of the 22nd day of December, 2003.

Non-Surviving Corporation	Surviving Company
ADESA Lexington, Inc.	Auto Dealers Exchange of Lexington, LLC

/s/ Karen C. Turner	/s/ Karen C. Turner
Karen C. Turner, Secretary	Karen C. Turner, Secretary

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